UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2019

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2019, Avalon GloboCare Corp., a Delaware corporation (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) under which the Placement Agent agreed to serve as the placement agent in connection with the registered offering (the “Offering”) of (i) an aggregate of 1,714,288 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants (the “Warrants,” and together with the Shares, the “Units”) to purchase an aggregate of 1,714,288 shares of Common Stock (the shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”). Each Unit will consist of one Share and one Warrant to purchase one Warrant Share, sold together at a fixed combination. Also on April 25, 2019, to effect the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors party thereto (the “Purchasers”) under which the Company agreed to issue and sell the Units directly to the Purchasers. The Units are being offered at a price of $3.50 per Unit.

The Warrants will be exercisable immediately as of the date of issuance (the “Initial Exercise Date”), at an exercise price of $3.50 per share, subject to adjustment as provided in the Warrants, and will expire on the fifth (5th) anniversary of the Initial Exercise Date. The Warrants include anti-dilution rights, which provide that if at any time the Warrants are outstanding, the Company issues (or announces any offer, sale, grant or any option to purchase or other disposition) or is deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) any common stock or common stock equivalents for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions).

The Company expects the Offering to close on or about April 29, 2019, subject to the satisfaction of customary closing conditions in the Purchase Agreement and Placement Agency Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Placement Agency Agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or reimburse the Placement Agent for payments that the Placement Agent may be required to make because of such liabilities. Additionally, under the Placement Agency Agreement, the Company agreed not to contract to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for 90 days following the date of the Placement Agency Agreement.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent will be paid a cash fee (the “Placement Fee”) in an aggregate amount equal to 7.5% of the gross proceeds received by the Company from the sale of the Units in the Offering and for its out of pocket expenses which shall not exceed $175,000, which includes fees of counsel to the Placement Agent, subject to compliance with FINRA Rule 5110(f)(2)(D). The Company estimates the total expenses of this Offering, which will be payable by the Company, excluding the Placement Agent fee, will be approximately $450,000.

The Units will be issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-229118), which was initially filed with SEC on January 3, 2019, amended on January 15, 2019, which subsequently went effective.

The foregoing description of the Placement Agency Agreement, Purchase Agreement, and the Warrants are qualified in their entirety by reference to the full text of the Placement Agency Agreement, the Purchase Agreement, and the Warrants, the forms of which are attached as Exhibit 1.1, Exhibit 10.1, and Exhibit 4.1, respectively, to this Current Report on Form 8-K (this “Report”), and which are incorporated herein in their entirety by reference. The Company is filing the opinion of its counsel, Goodwin Procter LLP, relating to the legality of the issuance and sale of the Units, as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On April 25, 2019, the Company issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
1.1	Form of Placement Agency Agreement, dated April 25, 2019, between the Company and Placement Agent
4.1	Form of Warrant
5.1	Opinion of Goodwin Procter LLP
10.1	Form of Securities Purchase Agreement, dated April 25, 2019, by and between the Company and the Purchasers
99.1	Press Release, dated April 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: April 26, 2019	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer

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